Exhibit 10.18

This AMENDMENT AND SUPPLEMENT TO THE SUPPORT AGREEMENT shall be effective as of January 17, 2006 (the “Effective Date”) between OMX (US) Inc. (“OMX”), OMX AB (“OMX AB”), and International Securities Exchange, Inc. (“ISE”) (collectively, the “Parties”).

W I T N E S S E T H :

WHEREAS, OMX, OMX AB, and ISE are parties to a Support Agreement, dated December 23, 2003, as amended, (the “SA”), pursuant to which ISE is provided with support services for a certain software system; and

WHEREAS, OMX, OMX AB, and ISE wish to amend the SA, as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein the Parties hereby agree to amend and supplement the SA as follows:

ARTICLE I

DEFINITIONS

1.01 Defined Terms. Capitalized terms used herein without definition shall have the meanings ascribed to them in the SA.

ARTICLE II

2.01 Amendment of Section 1.01 of the SA. Effective as of the Effective Date: (a) the definition of “Duty Manager” in Section 1.01 of the SA shall be deleted in its entirety; and (b) the following definition shall be inserted alphabetically in Section 1.01 of the SA:

“Incident Manager” shall mean an OMT manager in OMT’s Global Services organization responsible for coordinating support to address issues raised by ISE in calls to the Help Desk.”

2.02 Amendment of Section 3.05.1.3 of the SA. Effective as of the Effective Date, Section 3.05.1.3 shall be deleted in its entirety and replaced with the following language in its entirety:

“3.05.1.3 In the event OMT fails to restore Operating Capabilities within [***] of the time such request is submitted by ISE to OMT during Operational Support Hours (or, in the case of a Priority Level A Error submitted by ISE to OMT during non-Operational Support Hours, then within [***] of the commencement of Operational Support Hours), OMT shall automatically escalate the matter to the Incident Manager. The Incident Manager shall supervise all efforts by OMT to resolve the problem and provide a greater level of support pursuant to this Article.”

2.03 Amendment of Section 10.01.2.6 of the SA. Effective as of the Effective Date, Section 10.01.2.6 shall be deleted in its entirety and replaced with the following language in its entirety:

“10.01.2.6 Assessment of change of severity (high, medium or low) by [***] subsystem and an identification of the specific areas of the release that require additional testing, as well as a description of relevant changes to the Source Code that, once implemented in the Production System, might impair Operating Capabilities.”

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respected to the omitted portions.

2.04 Amendment of Section 10.03 of the SA. Effective as of the Effective Date, Section 10.03 shall be deleted in its entirety.

2.05 Amendment of Section 11.01.4 of the SA. Effective as of the Effective Date, the last sentence in Section 11.01.4 shall be deleted in its entirety.

2.06 Amendment of Section 11.03.2 of the SA. Effective as of the Effective Date, the last sentence in Section 11.03.2 shall be deleted in its entirety.

2.07 Amendment of Article 11 of the SA. Effective as of the Effective Date, the following sections shall be added to Article 11 of the SA :

“11.04.5 For a significant release, i.e. a release that is defined by an Enhancement Agreement, a meeting shall be held after the first round of Acceptance Testing between the Executive Account Manager and the ISE counterpart. The purpose of the meeting shall be to determine whether the release is Accepted or Rejected. In the case of an Accepted release, ISE shall send a written notice of acceptance to OMT. In the case where the release is Rejected, OMT shall recognize the rejection in a written notice to ISE.”

11.04.6 Notwithstanding anything to the contrary contained in Article 11 of this Agreement, in the event OMT is in breach of Section 10.01.2.6 of this Agreement and such breach results in an impairment of Operating Capabilities, the Executive Account Manager and the ISE counterpart shall meet and jointly decide on an appropriate plan of action.”

2.08 Amendment of Section 11.06 of the SA. Effective as of the Effective Date, Section 11.06 shall be deleted in its entirety.

ARTICLE III

MISCELLANEOUS

3.01 No Other Changes. Other than the amendments expressly set forth herein, all other provisions of the SA shall remain unmodified and shall continue to be valid and fully binding and enforceable as they exist as of the date hereof.

3.02 Governing Law and Arbitration. This Amendment Agreement shall be governed by the terms and conditions set forth in Article 22 of the SA.

3.03 Counterparts. This Amendment Agreement may be signed in two or more identical counterparts, each of which shall be treated as an original but all of which, when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the opening of business on the day and year first above written.

New York, January 25, 2006

/s/ David Krell
International Securities Exchange, Inc.
Name:	David Krell
Title:	President & CEO

New York, January 17, 2006		Stockholm, January 31, 2006

/s/ Roland Tibell		/s/ Magnus Böcker
OMX (US) Inc.		OMX AB
Name:	Roland Tibell	Name:	Magnus Böcker
Title:	President	Title:	President & CEO